UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2022
Nikola Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38495 (Commission File Number)	82-4151153 (I.R.S. Employer Identification No.)
    4141 E Broadway Road
    Phoenix, AZ    85040
    (Address of principal executive offices)    (Zip Code)

(480) 666-1038
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 30, 2022, Nikola Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”) for the sale of up to $125,000,000 in initial principal amount of senior convertible notes (the “Notes”), in a registered direct offering (the “Offering”). The Notes are convertible into shares (“Shares” and together with the Notes, the “Securities”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), subject to certain conditions and limitations.
The Company expects to consummate an initial closing for the sale of $50,000,000 in aggregate principal amount of Notes on or about December 30, 2022. The purchase price for the Notes is $1.000 per $1.000 principal amount of Notes. Subject to certain conditions being met or waived, at the option of the Company, one or more additional closings for up to the remaining principal amount of Convertible may occur. The aggregate principal amount of Notes that may be offered in the additional closings may not be more than $75,000,000 and the Company’s option to sell additional Notes will be exercisable until the first anniversary of the date of the Purchase Agreement (or such earlier date as the Company shall determine, in its sole discretion, by written notice to the Investors) (the “Additional Closing Expiration Date”). The Investors’ obligations to purchase the Notes at each additional closing are subject to certain conditions set forth in the Purchase Agreement. Under the Purchase Agreement, the Investors will be required to purchase Notes in the additional closings if such conditions are met or waived.
The Offering is being made by the Company directly to the Investors, without an underwriter or placement agent. The Company will not pay any selling commission to any party in connection with the Offering.
The Company estimates that the net cash proceeds will be approximately $46.5 million from the initial closing of the Offering, after deducting the estimated expenses of the Offering.
The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-264068), which was filed with the Securities and Exchange Commission (“SEC”) on April 1, 2022 and declared effective by the SEC on April 14, 2022. A prospectus supplement relating to the Offering, together with the accompanying base prospectus included in the registration statement, are being filed with the SEC on or about December 30, 2022.
The Purchase Agreement
The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the Purchase Agreement, the Company also agreed to the following additional covenant:
–Until the later of the Additional Closing Expiration Date and the date no Convertible Notes remain outstanding, the Company will not effect or enter an agreement to effect any variable rate transaction other than certain existing variable rate transactions. Variable rate transactions include the issuance of securities convertible into or exercisable or exchangeable for Common Stock at prices that are based upon or vary with the trading prices for the Common Stock or with conversion, exercise or exchange price that is subject to reset at a future date (other than customary “weighted average” anti-dilution provisions) and agreements by which securities may be sold at future determined prices.
In addition, under the Purchase Agreement, the Company granted the Investors participation rights in certain future offerings of any equity or equity-linked security in an amount of up to 20% of the securities being sold in such offerings. Such participation rights exist until the earlier of (i) the date the additional $75,000,000 of Notes are sold (subject to certain exceptions) and (ii) the later of (x) the date no Notes remain outstanding and (y) the Additional Closing Expiration Date.
The Investor has the right to terminate its obligations under the Purchase Agreement if the Company has not issued Notes to the Investor within five days of the date of the Purchase Agreement, subject to certain exceptions.
The Notes
General. Each Note will accrue interest at a rate of 5.0% per annum, payable in arrears on the first calendar day of each calendar quarter, beginning April 1, 2023. Interest will be payable in cash or shares of Common Stock or in a combination of cash and shares of Common Stock, at the Company’s option. The interest rate will increase to an annual rate of 12.5% per annum upon the occurrence and during the continuance of an event of default under the Notes. Each Note issued pursuant to the Purchase Agreement will have a maturity date of one year from issuance, which may be extended at the option of the noteholders in certain instances. Upon any conversion, redemption or other repayment of a Note, a “make-whole” amount equal to the amount of additional interest that would accrue under such Note at the interest rate then in effect assuming that the outstanding principal of such Notes remained outstanding through and including the maturity date of such Note.
Rank. The Notes will be senior unsecured indebtedness of the Company.
Voluntary Conversion. At any time on or after January 9, 2023, all or any portion of the principal amount of each Note, plus accrued and unpaid interest, any make-whole amount and any late charges thereon (the “Conversion Amount”), is convertible at any time, in whole or in part, at the noteholder’s option, into shares of Common Stock at a conversion price per share (the “Conversion Price”) equal to the lower of (i) a “reference price” of $5.975, subject to certain adjustments, (the “Reference Price”), (ii) the greater of (x) a “floor price” of $0.478 (the “Floor Price”) and (y) the volume weighted average price (“VWAP”) of the Common Stock as of the conversion date, and (iii) the greater of (x) the Floor Price, and as elected by the converting noteholder, (y) either (X) depending on the delivery time of the applicable conversion notice, (1) the VWAP as of the applicable conversion date or (2) the VWAP immediately prior to the applicable conversion date and (Y) 95% of the average VWAP for the three trading days commencing on, and including, the applicable conversion date, subject to adjustment in accordance with the terms of the Notes.
Alternate Conversion. At any time during an Event of Default Redemption Right Period (as defined below under “Events of Default”), a noteholder may alternatively elect to convert all or any portion of the Notes at an alternate conversion rate (the “Alternate Conversion Rate”) equal to the quotient of (i) 115% of the Conversion Amount divided by (ii) the Conversion Price.
Change of Control. Upon a Change of Control (as defined in the Notes), a noteholder may, subject to certain exceptions, require the Company to redeem all, or any portion, of the Notes in cash at a price equal to 115% of the greatest of: (i) the Conversion Amount, (ii) the product of (x) the Conversion Amount and (y) the quotient of (I) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of such Change of Control and (2) the public announcement of such Change of Control, and ending on the date the noteholder notifies the Company of its exercise of its right to redeem pursuant to the Change of Control divided by (II) the Conversion Price, and (iii) the product of (x) the Conversion Amount and (y) the quotient of (I) the aggregate consideration per share of Common Stock to be paid to the holders of the Common Stock upon consummation of such Change of Control divided by (II) the Conversion Price.
Equity Conditions Failure. At any time an “Equity Conditions Failure” (as defined in the Notes) exists at the time of consummation of certain “Subsequent Placements” (as defined in the Purchase Agreement), the noteholders have the right, subject to certain exceptions, to require that the Company redeem all, or any portion, of the Conversion Amount of the Notes not in excess of the gross proceeds of such Subsequent Placement at a redemption price of 100% of the Conversion Amount to be redeemed. If the noteholder is participating in such Subsequent Placement, the noteholder may require the Company to apply all, or any part, of any amounts that would otherwise be payable to the noteholder in such redemption, on a dollar-for-dollar basis, against the purchase price of the securities to be purchased by the noteholder in such Subsequent Placement.
Beneficial Ownership Limitation. A noteholder will not have the right to convert any portion of the Notes, to the extent that, after giving effect to such conversion, the noteholder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). The noteholder may from time to time increase the Maximum Percentage to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to the Company of such increase.
Nasdaq Limitation. The Company will not issue any shares of Common Stock upon conversion of any Notes, or otherwise, if the issuance of such Common Stock, together with any Common Stock issued in connection with the Purchase Agreement and the transaction contemplated thereby, would exceed the aggregate number of shares of Common Stock which the Company may issue in connection with the Purchase Agreement and the transactions contemplated thereby without breaching the Company’s obligations under the rules or regulations of The Nasdaq Stock Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of The Nasdaq Stock Market for issuances of shares of Common Stock in excess of such amount. At any time the Company is prohibited from issuing shares of Common Stock due to the Exchange Cap, the Company will pay cash in accordance with the terms of the Notes.
Events of Default. The Notes provide for certain Events of Default, including certain types of bankruptcy or insolvency events of default involving the Company after which the Convertible Notes become automatically due and payable. At any time after the earlier of (x) a noteholder’s receipt of a required notice of an event of default, and (y) the noteholder becoming aware of an event of default, and ending on the twentieth trading day after the later of (I) the date such event of default is cured, and (II) the Investor’s receipt of an event of default notice from the Company (such period, the “Event of Default Redemption Rights Period”), the noteholder may require the Company to redeem, subject to certain exceptions, all or any portion of its Notes at a price equal to 115% of the greater of (i) the Conversion Amount and (ii) the product of the Alternate Conversion Rate and the greatest closing sale price of the Common Stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the trading day immediately prior to the date the Company makes the entire redemption payment.
Covenants. The Company will be subject to certain customary affirmative and negative covenants regarding the rank of the Convertible Notes, the incurrence of certain indebtedness, the repayment of certain indebtedness, transactions with affiliates, and restrictions on certain issuance of securities, among other customary matters.
Additional Information
The Purchase Agreement and the form of Note are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.
The Purchase Agreement and the form of Note have been included to provide investors and security holders with information regarding their terms. The documents are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement and the form of Note were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information contained above in Item 1.01 with respect to the issuance of the Convertible Notes is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Convertible Note.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1	Securities Purchase Agreement, dated December 30, 2022, by and between Nikola Corporation and the investors named therein.
104	Cover Page Interactive Date File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2022

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer

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